                                                                   EXHIBIT 10.43

                                                                  EXECUTION COPY


         ---------------------------------------------------------------



                      MASTER CREDIT AND SECURITY AGREEMENT

                            dated as of May 31, 2000

                                  by and among

                              TCS FUNDING IV, INC.

                                as the Borrower,

                             THE CREDIT STORE, INC.,

                                as the Servicer,

                                       and

                   MILLER & SCHROEDER INVESTMENTS CORPORATION,


                                    as Lender




         ---------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                               Page
ARTICLE I  DEFINITIONS............................................................................................1
   Section 1.1.  Definitions......................................................................................1

ARTICLE II  TERM LOANS...........................................................................................12
   Section 2.1.  Term Loan.......................................................................................12
   Section 2.3.  Interest on the Loans...........................................................................14
   Section 2.4.  Notes...........................................................................................15
   Section 2.5.  Use of Proceeds.................................................................................15
   Section 2.6.  Prepayments.....................................................................................15
   Section 2.7.  Payments........................................................................................15
   Section 2.8   Taxes...........................................................................................16
   Section 2.9.  Conclusiveness of Statements; Survival of Provisions............................................17

ARTICLE III  ORDER OF DISTRIBUTION OF COLLECTIONS; RESERVE ......................................................17
   Section 3.1.  Order of Distribution of Collections During the Revolving Period................................17
   Section 3.2.  Order of Distribution of Collections During the Amortization Period.............................18
   Section 3.3.  Borrower's Interest Percentage of Collections...................................................19
   Section 3.4.  Distribution of Reserve Account.................................................................19

ARTICLE IV  COLLATERAL FOR OBLIGATIONS...........................................................................19
   Section 4.1.  Grant of Security Interest......................................................................19
   Section 4.2.  Covenants Regarding Eligible Receivables........................................................20
   Section 4.3.  Servicing.......................................................................................20
   Section 4.4.  Lockbox; Collection Account.....................................................................23
   Section 4.5.  Financing Statement.............................................................................24
   Section 4.6.  Further Documents...............................................................................24
   Section 4.7.  Limited Recourse................................................................................25

ARTICLE V  CONDITIONS OF LENDING.................................................................................25
   Section 5.1.  Conditions Precedent to the Initial Loans.......................................................25
   Section 5.2.  Conditions Precedent to Additional Loans........................................................27

ARTICLE VI  REPRESENTATIONS AND WARRANTIES.......................................................................28
   Section 6.1.  Corporate and Company Existence and Power; Name; Chief Executive Office.........................28
   Section 6.2.  Authorization for Borrowings; No Conflict as to Law or Agreements...............................29
   Section 6.3.  Legal Agreements................................................................................29
   Section 6.4.  Subsidiaries....................................................................................29
   Section 6.5.  Financial Condition; No Adverse Change..........................................................29
   Section 6.6.  Litigation......................................................................................30
   Section 6.7.  Taxes...........................................................................................30

   Section 6.8.  Titles and Liens................................................................................30
   Section 6.9.  Plans...........................................................................................31
   Section 6.10. Default.........................................................................................31
   Section 6.11. Submissions to Lender...........................................................................31
   Section 6.12. Nature of Receivables...........................................................................31
   Section 6.13. Compliance with Applicable Laws.................................................................32
   Section 6.14. Compliance with Credit and Collection Policy....................................................32
   Section 6.15. Not an Investment Company.......................................................................32
   Section 6.16. Federal Reserve Regulations.....................................................................32
   Section 6.17. Solvency........................................................................................32

ARTICLE VII  AFFIRMATIVE COVENANTS...............................................................................33
   Section 7.1.  Reporting Requirements..........................................................................33
   Section 7.2.  Books and Records; Inspection and Examination...................................................35
   Section 7.3.  Compliance with Laws............................................................................35
   Section 7.4.  Payment of Taxes and Other Claims...............................................................35
   Section 7.5.  Preservation of Existence.......................................................................36
   Section 7.6.  Reserved........................................................................................36
   Section 7.7.  Borrowing Base Ratio............................................................................36
   Section 7.8.  Rating Event....................................................................................36
   Section 7.9.  Covenants Regarding the Receivables.............................................................36

ARTICLE VIII  NEGATIVE COVENANTS.................................................................................36
   Section 8.1.  Sales, Liens, Etc...............................................................................36
   Section 8.2.  Mergers, Acquisitions, Sales, Investments, Etc..................................................37
   Section 8.3.  No Extension or Amendment of Receivables........................................................37
   Section 8.4.  Changes to Credit and Collection Policy.........................................................37
   Section 8.5.  Servicer's Covenants............................................................................37

ARTICLE IX  EVENTS OF DEFAULT; RIGHTS AND REMEDIES...............................................................39
   Section 9.1.  Events of Default...............................................................................39
   Section 9.2.  Rights and Remedies.............................................................................40

ARTICLE X  PARTICIPATIONS........................................................................................41
   Section 10.1. Participation...................................................................................41

ARTICLE XI  BANKRUPTCY REMOTE PROTECTIONS........................................................................41
   Section 11.1. Composition of the Borrower's Board.............................................................41
   Section 11.2. Compensation of Employees, Agents, and Consultants; Limitation on Agency........................42
   Section 11.3. Servicing; Fees.................................................................................42
   Section 11.4. Expenses........................................................................................42
   Section 11.5. Mailing Address.................................................................................42
   Section 11.6. Books and Records...............................................................................42
   Section 11.7. Financial Statements............................................................................42

   Section 11.8.  Holding of Funds and Assets....................................................................43
   Section 11.9.  Insurance......................................................................................43
   Section 11.10. Separate Legal Entities........................................................................43
   Section 11.11. Arm's Length Relationships.....................................................................43

ARTICLE XII  MISCELLANEOUS.......................................................................................43
   Section 12.1.  Assistance.....................................................................................43
   Section 12.2.  No Waiver; Cumulative Remedies.................................................................44
   Section 12.3.  Amendments, Requested Waivers, Etc.............................................................44
   Section 12.4.  Addresses for Notices, Etc.....................................................................44
   Section 12.5.  Costs and Expenses.............................................................................44
   Section 12.6.  Indemnity......................................................................................45
   Section 12.7.  Execution in Counterparts......................................................................45
   Section 12.8.  Governing Law; Jurisdiction; Waiver of Jury Trial..............................................46
   Section 12.9.  Integration....................................................................................46
   Section 12.10. Agreement Effectiveness........................................................................46
   Section 12.11. Advice from Counsel............................................................................46
   Section 12.12. Judicial Interpretation........................................................................47
   Section 12.13. Binding Effect; No Assignment by Borrower......................................................47
   Section 12.14. Severability of Provisions.....................................................................47
   Section 12.15. Headings.......................................................................................47
   Section 12.16. True Sale; Nonconsolidation....................................................................47

    EXHIBIT A   Form of Note

    EXHIBIT B   Borrowing Base Certificate

    EXHIBIT C   Solvency Certificate

    EXHIBIT D   CFO'S Certificate for Annual Financial Statements

    EXHIBIT E   CFO'S Certificate for Quarterly Financial Statements

                      MASTER CREDIT AND SECURITY AGREEMENT

                  This MASTER CREDIT AND SECURITY AGREEMENT (the "Agreement") dated as of May 31, 2000 is by and among TCS FUNDING IV, INC., a Delaware corporation (the "Borrower"), THE CREDIT STORE, INC. ("TCSI"), a Delaware corporation, acting as the Servicer (in such capacity the "Servicer"), and MILLER & SCHROEDER INVESTMENTS CORPORATION, a Minnesota corporation (the "Lender").

                             BACKGROUND INFORMATION

                  WHEREAS, the Borrower has asked the Lender to extend one or more term loans to the Borrower in order to finance its purchases of revolving credit card receivables from TCSI;

                  WHEREAS, the Borrower is willing to secure all of its obligations to the Lender under this Agreement by granting to the Lender a security interest in and lien upon a designated pool of such receivables and certain other related assets, as set forth herein;

                  WHEREAS, the Lender is willing, on an uncommitted case by case basis to consider financing such purchases by making individual loans from time to time on the terms and subject to the conditions set forth herein.

                  NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in the introductory paragraph have the meanings therein assigned to them;

                  (b) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

                  (d) all representations, warranties and covenants, and all accounting terms, unless otherwise specified, shall be deemed to refer to a Person and each of its consolidated Subsidiaries, on a consolidated basis, in accordance with GAAP.

                  "Account" means a credit card account, the account receivables of which are owned by the Borrower and that either (i) was an Eligible Account listed by account number in the Account Schedule delivered to the Lender on the Closing Date or (ii) becomes an Additional Account after the Closing Date. The term "Account" refers to an Additional Account only from and after the Addition Date on which it is listed in the Account Schedule. An Account includes any related "relationship account" resulting from the earlier account having been reported as lost or stolen.

                  "Account Agreement" means, with respect to any Account, the related cardholder agreement between an Obligor and an Issuing Bank, as such agreement may be amended, modified, or otherwise changed from time to time.

                  "Account Schedule" shall mean the schedules of Accounts of the Borrower delivered to the Lender on the Closing Date and on each Addition Date thereafter, as amended or supplemented from time to time pursuant to the terms of this Agreement.

                  "Addition Date" means a Settlement Date on which the Borrower designates credit card accounts as Additional Accounts and purchases Receivables in such accounts pursuant to Section 3.1.

                  "Additional Account" means each credit card account that is an Eligible Account designated as an Additional Account pursuant to Section 3.1 and that is listed on the Account Schedule delivered on an Addition Date and is free of any Adverse Claim.

                  "Additional Loan" means each Loan made pursuant to Section 2.1(b).

                  "Advance Date" with respect to any Loan, means the date on which such Loan is disbursed under this Agreement.

                  "Adverse Claim" means a lien, security interest, charge, encumbrance, or other right or claim of any Person other than an unfiled lien for tax accrued but not yet payable.

                  "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, (i) ten percent (10%) or more of a Person that is publicly held or (ii) fifty percent (50%) or more of a Person that is privately held, of the stock, units, or equity (however, legally described) having ordinary voting power in the election of directors or other analogous controlling parties of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, or (c) each of such Person's, officers, directors, joint venturers, and partners. For purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that the term "Affiliate" with respect to the Borrower shall in no event include the Lender.

                  "Agreement" means this Credit and Security Agreement and all exhibits, amendments and supplements hereto.

                  "Aggregate Loan Balance" means the aggregate of the Loan Outstanding Amounts of all Loans.

                  "Amortization Period" means the period beginning on the first day after the end of the Revolving Period and ending on the date on which the Aggregate Loan Balance and all accrued interest on the Loans has been paid in full.

                  "Applicable Margin" means 2.50% if the Rating Event has occurred and 3.00% if the Rating Event has not occurred.

                  "Backup Servicer" means Norwest Bank Minnesota, National Association and its successors and assigns.

                  "Backup Servicing Agreement" means the Backup Servicing Agreement of even date herewith, by and among TCSI, the Borrower, the Backup Servicer and the Lender, as the same may be amended, supplemented, or otherwise modified from time to time in accordance with this Agreement.

                  "Borrower" has the meaning specified in the introductory paragraph of this Agreement.

                  "Borrower Funded Receivables" means zero as of the Closing Date and for any subsequent date of determination means the sum of (a) the amount of Borrower Funded Receivables as of the preceding Settlement Date (or as of the Closing Date with respect to the first Settlement Date) plus (b) the excess of (i) all Receivables contributed or sold to the Borrower by TCSI during the preceding Monthly Period minus (ii) all Receivables purchased by the Borrower from TCSI during the preceding Monthly Period with the Security Interest Percentage of Collections plus (c) the product of the Borrower's Interest Percentage (determined as of the preceding Settlement Date) and the Finance Charge Receivables booked on the Accounts during the preceding Monthly Period, minus (d) the product of the Borrower's Interest Percentage (determined as of the preceding Settlement Date) and the Collections received during the preceding Monthly Period, minus (e) the amount of Borrower Funded Receivables included in the Borrowing Base with respect to Additional Loans.

                  "Borrower's Interest Percentage" means the Borrower's interest in the Receivables, the Collections and other Collateral equal to the percent equivalent of a fraction, (a) the numerator of which is the outstanding balance of all Borrower Funded Receivables as of such date of determination, and (b) the denominator of which is the aggregate outstanding balance of all Receivables; provided, however, that the Borrower's Interest Percentage shall not be less than zero.

                  "Borrowing Base Certificate" means a certificate in substantially the form of Exhibit B, duly completed and certified by the Borrower, pursuant to which the Borrower sets forth the Borrowing Base Ratio as of a particular date.

                  "Borrowing Base Ratio" means the ratio, as measured on the last day of each Monthly Period, expressed as a percentage, equal to (a) the product of the Security Interest Percentage and the aggregate total outstanding balance of those Eligible Receivables that are not more than sixty (60) days past due of any payment due date as of such date divided by (b) the Aggregate Loan Balance on such date.

                  "Business Day" means any day other than a Saturday or Sunday on which commercial banks are required to be open for business in Minnesota, South Dakota and New York.

                  "Closing Date" means May 31, 2000.

                  "Collateral" means all of the Borrower's right, title, and interest in and to (a) all Receivables, whether outstanding on the Closing Date or arising thereafter, including, without limitation, any interest, Collections, or other fees received by the Borrower with respect to the Receivables, (b) the Collection Account and the Reserve Account and all money, investment property, and security entitlements credited or related to such accounts, (c) all Collections in respect of, and other proceeds of, the Receivables, including, without limitation, net recoveries with respect to defaulted Receivables, (d) all substitutions and replacements for any of the foregoing, (e) all the Borrower's rights under the Receivables Purchase Agreement, and (f) all proceeds of any of the foregoing.

                  "Collection Account" means that certain bank account numbered 136-720-00 maintained at Norwest Bank Minnesota, National Association, that is
(a) identified as the "TCS Funding IV Collection Account", (b) in the Borrower's name, and (c) pledged to the Lender pursuant to Section 4.1 of this Agreement.

                  "Collections" means (a) all funds which are received by the Borrower or the Servicer from or on behalf of the Obligors in payment of any amounts owed in respect of the Receivables and (b) all payments made by TCSI to the Borrower pursuant to Sections 3.2(b) and 6.1 of the Receivables Purchase Agreement.

                  "Credit and Collection Policy" means those credit, collection, customer relations and customer service policies and practices and other written policies and procedures of the Servicer relating to the Receivables in effect on the Closing Date, a copy of which were delivered to the Lender, as such policies, practices and procedures may be amended, modified, or otherwise changed from time to time.

                  "Default" means an event that, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

                  "Dollars" and the sign "$" mean lawful money of the United States of America.

                  "Eligible Account" means an Account that has been tagged with the FDR TCS Pool ID Number 2000006 and that satisfies each of the following criteria as of the Closing Date or Addition Date, as applicable:

                  (a) the Receivables in such Account are payable in United States dollars;

                  (b) the Obligor on such Account has provided, as its billing address, an address located in the United States or its territories or possessions or a United States military address;

                  (c) such Account has not been identified by the Borrower or any of its Affiliates in its computer files as stolen or lost;

                  (d) such Account has not been sold, assigned or pledged to any other party and does not have Receivables which, at such time, are sold, assigned or pledged to any other party;

                  (e) the Receivables in such Account have not been charged off unless such Account is subsequently reinstated;

                  (f) the Obligor on such Account is neither deceased nor currently involved in a bankruptcy proceeding;

                  (g) the Obligor on such Account has made at least eight consecutive monthly payments (as reported in the TCSI Consecutive Payment Report) of at least the minimum payment required by the applicable Account Agreement which, as of the end of any calendar month, has prevented the Account from being more than 60 days contractually delinquent and the Account was not more than 30 days contractually delinquent at the end of the month in which the Closing Date or Addition Date, as applicable, occurs; and

                  (h) such Account has not been cancelled.

                  "EBITDA": For any period of determination, TCSI's net income before deductions for income taxes, interest expense, depreciation and amortization, all as determined in accordance with GAAP.

                  "Eligible Investment" means one or more of the following types of financial asset: (a) direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute the full faith and credit obligations of the United States of America having a maturity of one (1) year or less; (b) commercial paper rated "A-1" or better by Standard and Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. ("S&P") or "P-1" by Moody's Investors Service, Inc. ("Moody's"), (c) money market funds rated AAA-m or AAA-mg by S&P or Aaa by Moody's, or (d) repurchase agreements covering financial assets that would otherwise be "Eligible Investments" hereunder and which subject such assets to a first priority perfected security interest granted by the seller, and certificates of deposit or bankers' acceptances, in each case having a maturity of one (1) year or less and issued by Persons having the short-term ratings described in clause (c) above.

                  "Eligible Receivable" means any Receivable that:

                  (a) arises in an Eligible Account;

                  (b) is owned by the Borrower free and clear of encumbrances and adverse claims and has not been sold, assigned or pledged to any other party (unless such Receivables were repurchased free of all liens or all liens were released prior to the pledge pursuant to this Agreement);

                  (c) complies with all applicable laws and other legal requirements, whether federal or state, including, without limitation, usury laws, the Federal Consumer Protection Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

                  (d) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Issuing Bank in connection with the creation of such Receivable has been duly obtained;

                  (e) constitutes a "general intangible", "chattel paper" or an "account" as defined in Section 9-106 of the Uniform Commercial Code in the applicable state; and

                  (f) has been or will be billed to the related Obligor on such Obligor's monthly statement in accordance with the terms of the applicable Account Agreement and constitutes the legal, valid and binding obligation of the Obligor, enforceable against such Obligor in accordance with its terms (subject to general principles of equity and applicable bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally) and is not subject to any dispute, offset, counterclaim, or defense whatsoever.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and that is treated as a single employer under Section 414(b) or Section 414(c) of the Code or, solely for purposes of Section 412 of the Code, that is treated as a single employer under Section 414 of the Code.

                  "Event of Default" has the meaning specified in Section 9.1.

                  "Expected Final Payment Date" means the later of (a) the November 2004 Settlement Date, or (b) such later date to which the Lender may agree.

                  "Facility Fee" means a fee of 3% of each Loan made by Lender pursuant to this Agreement.

                  "Finance Charge Receivables" means, with respect to any day, any Receivables in respect of periodic finance charges, overlimit fees, late charges, annual account fees, transaction charges, cash advance fees, and similar fees and charges, excluding fees and charges for insurance and insurance type products, such amounts to be calculated in accordance with the Servicer's usual and customary practices.

                  "GAAP" means generally accepted accounting principles as in affect from time to time applied on a basis consistent with the accounting practices applied in the financial statements referred to in Section 6.5(b).

                  "Indemnitees" has the meaning specified in Section 12.6.

                  "Indemnified Liabilities" has the meaning specified in Section 12.6.

                  "Initial Funding Date" means the date on which the first of the Initial Loans is disbursed under this Agreement.

                  "Initial Loans" has the meaning specified in Section 2.1(a).

                  "Interest Rate Period" means the quarterly period from and including a Settlement Date occurring in August, November, February or May to but excluding the next succeeding Settlement Date; provided, however, that the first Interest Rate Period shall commence on the Initial Funding Date.

                  "Investment Company Act" means the Investment Company Act of 1940, (as such act may be amended, supplemented, restated, or otherwise modified or replaced).

                  "Issuing Bank" means First National Bank in Brookings, Bank of Hoven, or any other banks that are members of MasterCard(R) or VISA(R) from which TCSI purchases credit card balances related to revolving credit card accounts which are opened by such banks in connection with the transfer of balances by TCSI to such Issuing Banks under a purchase or similar agreement.

                  "Lender" has the meaning specified in the introductory paragraph.

                  "Loan" or "Loans" means one or more of the term loans made by the Lender to the Borrower pursuant to this Agreement, including both the Initial Loan(s) and the Additional Loans.

                  The "Loan Outstanding Amount" of any Loan means, as of any date of determination, the outstanding principal amount of such Loan.

                  "Lockbox Account" means the lockbox account at Norwest Bank South Dakota, National Association referred to in the Lockbox Agreement.

                  "Lockbox Agreement" means that certain amended and restated lockbox agreement of even date herewith among the Borrower, the Lender, TCSI (individually and as the Servicer), Norwest Bank South Dakota, N.A., Norwest Bank Minnesota, National Association ("Norwest"), and Coast Business Credit ("Coast"), pursuant to which Norwest will segregate amounts on deposit in the Lockbox Account relating to Collections and deposit such amounts in the Collection Account and which will contain intercreditor provisions between Coast and the Lender.

                  "Material Adverse Effect" means, with respect to any event or circumstance, a material adverse effect on:

                  (a) the business, financial condition, operations or prospects of the Borrower (or applicable party, as the context requires);

                  (b) the ability of the Borrower (or applicable party, as the context requires) to perform its obligations under any Transaction Document to which it is a party;

                  (c) the validity or enforceability of any Transaction
         Document;

                  (d) the status, existence, perfection, priority, or enforceability of any lien or security interest granted to the Lender pursuant to the Transaction Documents; or

                  (e) the validity, enforceability or collectibility of the Receivables, taken as a whole.

                  "Maturity Date" means (i) the earlier of the Expected Final Payment Date or (ii) the date on which all Obligations have been paid in full.

                  "Maximum Loan Amount" means $40,000,000 of originally issued principal amount of Notes.

                  "Minimum Required Reserve Amount" means five percent (5%) of the Security Interest Percentage of Eligible Receivables.

                  "Monthly Period" means a calendar month.

                  "Net Loss Rate" means, as of any Settlement Date, the percentage equivalent of a fraction, the numerator of which is the net charge-offs during the three consecutive Monthly Periods most recently ended and the denominator of which is the average of Receivables balance as of the close of business on the last day of the each of the three consecutive preceding Monthly Periods, such percent to be stated on an annualized basis.

                  "Note" means any of the series of pari passu Notes evidencing the Loans to be issued pursuant to Section 2.3, substantially in the form of Exhibit A-1 hereto with respect to the Initial Loans and substantially in the form of Exhibit A-2 with respect to the Additional Loans.

                  "Obligations" means (a) the Borrower's obligations in respect of the due and punctual payment of principal of and interest on the Loans when and as due, whether at maturity or upon any Settlement Date, by acceleration, upon one or more dates set for prepayment or otherwise and (b) all fees, expenses, indemnities, reimbursements and other obligations, monetary or otherwise, of the Borrower under this Agreement.

                  "Obligor" means a Person obligated to make payments under an Account, including any guarantor.

                  "Paying Agent Agreement" means a Paying Agent Agreement in form and substance satisfactory to the Lender entered into pursuant to Section
4.4 by and among the Borrower, the Lender, and the Paying Agent, pursuant to which the Collection Account and the Reserve Account will be established in the name of the Borrower for the deposit of Collections and the distribution of funds pursuant to Section 2.1 and Article III.

                  "Paying Agent" means Norwest Bank Minnesota, National Association or its successors or assigns under the Paying Agent Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                  "Plan" means an employee benefit plan or other plan maintained for employees of the Borrower and covered by Title IV of ERISA.

                  "Prime Rate" for any Interest Period means the rate set forth in The Wall Street Journal under the heading Money Rates and described as the "Prime Rate," as published on the business day immediately preceding the first day of such Interest Period; provided, however, that if such Prime Rate is no longer published in The Wall Street Journal, the "Prime Rate" shall be a substantially comparable rate based upon an index selected by the Lender in its reasonable discretion.

                  "Rating Event" means a nationally recognized credit rating company acceptable to Lender has given a rating of BBB- or better to the Loans issued or to be issued under this Agreement.

                  "Receivables" mean all of the indebtedness of any Obligor arising under the Accounts designated in Schedule 1 to this Agreement (which may be in tape or other electronic format) , as such Schedule 1 may be amended from time to time in accordance with this Agreement, including the right to receive payment of any interest or finance charges and other obligations of such Obligors with respect thereto.

                  "Receivables Purchase Agreement" means the Receivables Purchase Agreement of even date herewith, by and between TCSI and the Borrower, as the same may be amended, supplemented, or otherwise modified from time to time in accordance with this Agreement.

                  "Related Person" has the meaning given in Section 8.5.

                  "Reportable Event" has the meaning assigned to that term in Title IV of ERISA.

                  "Reserve Account" means that certain bank account numbered 136-720-01 maintained at Norwest Bank Minnesota, National Association that is
(a) identified as the "TCS Funding IV Reserve Account," (b) in the Borrower's name, and pledged to the Lender pursuant to Section 4.1 of this Agreement.

                  "Revolving Period" means the period commencing on the Closing Date and ending on the earlier to occur of (i) December 1, 2001 or (ii) the date on which an Event of Default occurs.

                  "Security Interest Percentage" means, as of any date of determination, the Lender's security interest in the Receivables, the Collections and other Collateral expressed as a percentage which shall be, as of any date of determination, 100% minus the Borrower's Interest Percentage.

                  "Servicer" has the meaning specified in Section 4.3. Initially, TCSI shall act as Servicer.

                  "Servicer Termination Event" has the meaning specified in
Section 4.3(a).

                  "Servicing Fee" means, so long as TCSI is the Servicer, a servicing fee of $5.00 per active Eligible Account for each Monthly Period, payable to the Servicer monthly in arrears on each Settlement Date and, at any time during following termination of TCSI as Servicer pursuant to Section 4.3(a) such amount as is specified in the Backup Servicing Agreement.

                  "Settlement Date" means the twentieth (20th) calendar day of each month or, if such date is not a Business Day, the next succeeding Business Day.

                  "Settlement Statement" has the meaning specified in Section 7.1(g).

                  "Solvent" means, with respect to any Person at any time, a condition under which

                  (a) the fair value and present fair saleable value of such Person's total assets is, on the date of determination, greater than such Person's total liabilities (including contingent and unliquidated liabilities) at such time;

                  (b) the fair value and present fair saleable value of such Person's assets is greater than the amount that will be required to pay such Person's probable liability on its existing debts as they become absolute and matured ("debts", for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

                  (c) such Person is, and shall continue to be, able to pay all of its liabilities as such liabilities mature; and

                  (d) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

         For purposes of this definition:

                      (i) the amount of a Person's contingent or unliquidated
                  liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

                      (ii) the "fair value" of an asset shall be the amount
                  which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

                      (iii) the "regular market value" of an asset shall be the
                  amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions; and

                      (iv) the "present fair saleable value" of an asset means
                  the amount which can be obtained if such asset is sold with reasonable promptness in an arms-length transaction in an existing and not theoretical market.

                  "Tangible Net Worth" means TCSI's consolidated owner's equity, plus debt subordinated to TCSI's senior debt, minus goodwill, patents, trademarks, copyrights, franchises, formulas, leasehold interests, leasehold improvements, non-compete agreements, engineering plans, deferred tax benefits, organization costs, prepaid items, and any other assets of TCSI that would be treated as intangible assets on TCSI's balance sheet prepared in accordance with GAAP.

                  "Taxes" has the meaning specified in Section 2.7.

                  "TCSI" has the meaning specified in the introductory paragraph of this Agreement.

                  "Transaction Documents" means this Agreement, the Lockbox Agreement, the Paying Agent Agreement, the Receivables Purchase Agreement, the Backup Servicing Agreement and the Notes, as any of the foregoing may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with this Agreement.

                  "Trigger Event" means any of the following events shall have occurred and is continuing, unless such event is waived in writing by the
Lender:

                  (a) the Net Loss Rate exceeds 21%; or

                  (b) the three month average payment rate of the Receivables is less than 5.75%.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Minnesota and the State of South Dakota.

                                   ARTICLE II

                                   TERM LOANS

                   Section 2.1.  Term Loans.

                  (a) Initial Loans. The Lender hereby agrees, on the terms and subject to the conditions set forth in this Agreement, to make one or more Loans to the Borrower after the Closing Date in an aggregate amount equal to $10,000,000 (such Loans shall be referred to herein as the "Initial Loans"). The Initial Loans shall be advanced in the following principal amounts and on the following dates:

         --------------------------------- ----------------------------
         Principal Amount                  Date of Funding
         --------------------------------- ----------------------------
         $5,000,000                        June 29, 2000
         --------------------------------- ----------------------------
         $3,000,000                        July 14, 2000
         --------------------------------- ----------------------------
         $2,000,000                        July 31, 2000
         --------------------------------- ----------------------------

         On the Initial Funding Date, the Borrower shall deposit into the Reserve Account proceeds of the first of the Initial Loans an amount equal to the amount by which (x) five percent (5%) of the Eligible Receivables exceeds (y) the balance on deposit in the Reserve Account on such date.

                  (b) Additional Loans. From time to time after the Rating Event has occurred, the Borrower may request additional Loans until Loans have been issued up to the Maximum Loan Amount. The minimum principal amount of any requested

         Additional Loan shall be $1,000,000 and the maximum amount of any requested Additional Loan shall be $10,000,000. The obligation of the Lender to make any Additional Loan is discretionary at the sole option of the Lender and the Borrower expressly waives and disclaims any obligation on the part of the Lender to make any Additional Loans.

                  (c) Fees and Costs. The Borrower shall pay the Lender $100,000 of the Facility Fee with respect to the Initial Loans on the Closing Date. The remaining $200,000 of the Facility Fee with respect to the Initial Loans and all unpaid costs and expenses of the Lender shall be paid on the Initial Funding Date. The Lender shall be paid the Facility Fee due for each Additional Loan plus costs and expenses of Lender incurred in connection therewith on the related Advance Date.

                  Section 2.2. Procedure for Additional Loans.

                  (a) Procedure for Additional Loans. Any request by the Borrower for a Loan hereunder shall be in writing (which may be a telecopy), or by telephone promptly confirmed in writing (which may be a telecopy) and shall be made in accordance with subsection (b) below. Each request for a Loan hereunder shall be deemed a representation by the Borrower that on the date of the requested Loan and after giving effect to the requested Loan the applicable conditions specified in
         Section 6.2 have been and will be satisfied.

                  (b) Notice of Borrowing. Any request for a Loan must be given so as to be received by the Lender not less than fifteen (15) Business Days prior to the date of the requested Loan. Each request for a Loan shall specify (i) the date of the Loan, and (ii) the amount of the Loan.

                  (c) Reserve Account Deposit. On the date any Loan is made, the Borrower shall deposit from the proceeds of such Loan, an amount equal to (i) the Minimum Required Reserve Amount on such date minus (ii) the amount on deposit in the Reserve Account on such date.

                  Section 2.3. Interest on the Loans. The Borrower hereby agrees to pay interest on the unpaid principal amount of each Loan for the period commencing on the Initial Funding Date or the related Advance Date until the unpaid principal amount of such Loan is paid in full, as follows:

                  (a) Interest Rate.

                      (i) Pre-Rating Loans. Subject to Section 2.2(b) below,
                  each Loan borrowed before the Ratings Event shall bear interest on the unpaid principal amount thereof at (A) 13.00% until May 31, 2001 and (B) commencing on June 1, 2001, at a varying rate per annum equal to the sum of (x) the Prime Rate for the applicable Interest Rate Period and (y) the Applicable Margin.

                      (ii) Post-Rating Loans. Subject to Section 2.2(b) below,
                  each Loan borrowed after the Ratings Event shall bear interest on the unpaid principal amount thereof during the applicable Interest Rate Period at a rate per annum equal to the Prime Rate.

                  (b) Default Interest. If the Borrower shall default in the payment of the principal of or interest on any of the Loans becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall pay interest, to the extent permitted by applicable law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum equal to the sum of (x) the interest rate then in effect plus (y) two percent (2%). If the Borrower shall default in the performance of or breach any covenant of the Borrower in this Agreement (other than the covenants in Section 7.7 and Section 7.9) and such default continues unremedied for a period of fifteen (15) days after the Borrower has or should reasonably have had notice thereof, the Borrower shall pay interest on the Loans up to (but not including) the date such default is cured or waived by the Lender at a rate per annum equal to the sum of (x) the interest rate then in effect plus (y) two percent (2%).

                  (c) Computation of Interest. Interest accruing on the Loans shall be computed on the basis of the actual number of days elapsed in a year of three hundred sixty (360) days.

                  (d) Interest Due Dates; Pro Rata Payment. Accrued interest on the Notes shall be payable in arrears on each Settlement Date, any prepayment date, and on the Maturity Date. All interest payments shall be applied pro rata to the Notes.

                   Section 2.4. Notes. Each Loan shall be evidenced by a separate Note payable to the order of the Lender in a principal amount equal to the original principal amount of such Loan. The unpaid principal amount of the Notes shall bear interest as set forth in Section 2.2, and shall be payable as set forth in Article III or earlier in accordance with Section 9.2.

                   Section 2.5. Use of Proceeds. Proceeds of the Loans shall be used by the Borrower solely for purposes of purchasing Eligible Receivables from TCSI pursuant to the Receivables Purchase Agreement.

                   Section 2.6.  Prepayments.

                  (a) Voluntary Prepayments. On any Settlement Date, the Borrower may prepay all or any portion of the Loans without premium or penalty.

                  (b) Mandatory Prepayments. If the Servicer presents the Lender with an offer from a third party to purchase all or part of the Receivables, the Lender shall have the right, but not the obligation, to require the Borrower to prepay, without premium or penalty, the Loans in an amount equal to such aggregate offered purchase price. Such prepayment shall be made on the closing of such sale; provided, however, that if the Servicer notifies the Lender that the third party has withdrawn its offer to purchase all or part of the Receivables, the Lender shall also withdraw any notice of required prepayment previously given.

                   Section 2.7.  Payments.

                  (a) Making of Payments. All payments of principal and interest due under the Notes and all other payments due pursuant to Section 2.8 shall be made to the Lender pursuant to Article III and be applied pro rata to the Loans. All payments shall be made to the Lender at its office in Minneapolis, Minnesota, not later than 10:00 a.m., Minneapolis, Minnesota time, on the date due, in immediately available funds, and funds received after that hour shall be deemed to have been received by the Lender on the next Business Day; provided, however, that in the event any such payment is required to be returned to the Paying Agent, the Servicer or the Borrower for any reason whatsoever, then the Borrower's obligation to such Lender with respect to such payment shall be deemed to be automatically reinstated.

                  (b) Setoff. The Lender, shall have all rights of setoff and bankers' lien provided by applicable law.

                  (c) Due Date Extension. If any payment of principal of or interest on the Loans or any fees payable hereunder falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and (in the case of principal) additional interest shall accrue and be payable for the period of such extension.

                   Section 2.8 Taxes. All payments to the Lender under or in connection with this Agreement or the Notes shall be made without any setoff or other counterclaim, and shall be free and clear of and without deduction for or on account of any present or future taxes now or hereafter imposed by any governmental or other authority, except to the extent that any such deduction or withholding is compelled by law. As used herein, the term "Taxes" shall include all income, excise, and other taxes of whatever nature (other than taxes generally assessed on the overall net income of the Lender by the government or other authority of the country, state, or political subdivision in which the Lender is incorporated or in which the office through which the Lender is acting is located) as well as all levies, imposts, duties, charges, or fees of whatever nature. If the Borrower or the Servicer is compelled by law to make any deductions or withholdings on account of any Taxes (including any foreign withholding) the Borrower will:

                  (a) pay to the relevant authorities the full amount required to be so withheld or deducted;

                  (b) pay such additional amounts (including, without limitation, any penalties, interest, or expenses) as may be necessary in order that the net amount received by the Lender after such deductions or withholdings (including any required deduction or withholding on such additional amounts) shall equal the amount the Lender would have received had no such deductions or withholdings been made; and

                  (c) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authorities.

The amount that the Borrower shall be required to pay to the Lender pursuant to the foregoing clause (b) shall be reduced, to the extent permitted by applicable law, by the amount of any offsetting tax benefit which the Lender receives as the result of the Borrower's or the Servicer's payment to the relevant authorities as reasonably determined by the Lender; provided, however, that if the Lender shall subsequently determine that it has lost the benefit of all or a portion of such tax benefit, the Borrower shall promptly remit to the Lender the amount certified by the Lender to be the amount necessary to restore the Lender to the position it would have been in if no payment had been made pursuant to this sentence. If any Taxes otherwise payable by the Borrower or the Servicer pursuant to the foregoing are directly asserted against the Lender, the Lender may pay such taxes and the Borrower promptly shall reimburse the Lender to the full extent otherwise required under this Section 2.8. The obligations of the Borrower under this Section 2.8 shall survive any termination of this Agreement. If circumstances arise in respect of the Lender which would or would upon the giving of notice result in any liability of the Borrower under this Section 2.8. then, without in any way limiting, reducing or otherwise qualifying the Borrower's obligations under this Section 2.8 the Lender shall promptly, upon becoming aware of the same, notify the Borrower thereof and shall, in consultation with the Borrower and to the extent that it can do so without, in its reasonable judgment, disadvantaging itself, take such reasonable steps as may be available to it to mitigate the effects of such circumstances.

                   Section 2.9. Conclusiveness of Statements; Survival of Provisions. Determinations and statements of the Lender pursuant to Section 2.8 shall be presumed conclusive absent demonstrable error. The Lender may use reasonable averaging and attribution methods in determining compensation pursuant to such Section 2.8 and the provisions of Section 2.8 shall survive termination of this Agreement.

                                   ARTICLE III

                      ORDER OF DISTRIBUTION OF COLLECTIONS;
                                 RESERVE ACCOUNT

                  Section 3.1. Order of Distribution of Collections During the Revolving Period.

                  (a) On any Business Day during the Revolving Period (unless a Trigger Event has occurred and is continuing), the Servicer shall apply the Security Interest Percentage of Collections to purchase new

         Receivables in the Accounts. If the Security Interest Percentage of Collections is insufficient to purchase new Receivables in the Accounts that are "Accounts" as of the close of business on the preceding Business Day, the Servicer shall use funds on deposit in the Reserve Account for such purpose.

                  (b) On each Settlement Date during the Revolving Period (unless a Trigger Event has occurred and is continuing), the Servicer shall instruct the Paying Agent to distribute the Security Interest Percentage of Collections received during the preceding Monthly Period and remaining in the Collection Account after application pursuant to subsection (a) above, in the following order:

                      (i) First, to pay any cost or expense reimbursement or
                  indemnity obligation payments to the Lender arising under this Agreement;

                      (ii) Second, to pay to the Backup Servicer the Backup
                  Servicing Fee for the preceding Monthly Period plus any accrued but unpaid Backup Servicing Fee from any prior Monthly Period and to pay to the Paying Agent, its fees and expenses owing on such date;

                      (iii) Third, to pay any unpaid and due accrued interest on the Loans to the Lender;

                      (iv) Fourth, to pay to the Servicer the Security Interest
                  Percentage of the Servicing Fee for the preceding Monthly Period plus any accrued but unpaid Servicing Fee from any prior Monthly Period;

                      (v) Fifth, at the Borrower's option, either (A) to the
                  Lender to repay principal on the Loans or (B) to the Borrower to purchase new Receivables in new credit card accounts that
                  (i) are Eligible Accounts and (ii) that the Borrower designates as "Additional Accounts" on such date, in each case until the Borrowing Base is at least equal to one hundred forty-three percent (143%);

                      (vi) Sixth, To fund the Reserve Account until the amount
                  on deposit therein equals the Minimum Required Reserve
                  Amount;

                      (vii) Seventh, to pay the Borrower's reasonable
                  administrative and operating expenses customary for limited purpose entities similar to the Borrower;

                      (viii) Eighth, in the Borrower's sole discretion (A) to
                  the Borrower, to purchase new Receivables in new credit card accounts that (i) are Eligible Accounts and (ii) that the Borrower designates as "Additional Accounts" on such date, (B) to fund the Reserve Account with additional funds or (C) to the Lender to prepay the Loans;

         notwithstanding the provisions in clauses (v) and (viii) above, the Borrower shall not designate Additional Accounts on any Settlement Date unless the Borrower or the Servicer provides the Lender with (x) a copy of a release of the security interest of Coast Business Credit in the receivables related to such credit card accounts and a UCC-3 termination statement with respect to such receivables and (y) a bringdown UCC search report disclosing no Adverse Claim of any third party in the Additional Accounts designated on such date.

                   Section 3.2. Order of Distribution of Collections During the Amortization Period. On each Settlement Date during the Amortization Period or after the occurrence and during the continuance of a Trigger Event, the Servicer shall instruct the Paying Agent to distribute the Security Interest Percentage of Collections received during the preceding Monthly Period in the following order:

                  (a) First, to pay any cost or expense reimbursement or indemnity obligation payments to the Lender arising under this Agreement.

                  (b) Second, to pay to the Backup Servicer the Backup Servicing Fee for the preceding Monthly Period and any accrued but unpaid Backup Servicing Fee from any prior Monthly Period and to pay to the Paying Agent, its fees and expenses owing on such date.

                  (c) Third, to pay to the Servicer the Security Interest Percentage of the Servicing Fee for the preceding Monthly Period and any accrued but unpaid Servicing Fee from any prior Monthly Period to the Servicer.

                  (d) Fourth, to pay any unpaid and due interest on the Loans to the Lender.

                  (e) Fifth; to pay the Borrower's reasonable administrative and operating expenses customary for limited purpose entities similar to the Borrower.

                  (f) Sixth, to repay principal on the Loans until fully paid.

                   Section 3.3. Borrower's Interest Percentage of Collections. On each Settlement Date, the Servicer will instruct the Paying Agent to distribute an amount equal to the sum of (a) product of (i) the Borrower's Interest Percentage and (ii) all Collections received during the preceding Monthly Period minus (b) the Borrower's Interest Percentage of the accrued Servicing Fee to the Borrower. On each Settlement Date, the Servicer will instruct the Paying Agent to distribute an amount equal to the Borrower's Interest Percentage of the accrued Servicing Fee to the Servicer.

                   Section 3.4. Distribution of Reserve Account. On the earlier of (a) the December 2001 Settlement Date and (b) the first Settlement Date during the Amortization Period, the Servicer will instruct the Paying Agent to withdraw the entire amount on deposit in the Reserve Account and pay such amount to the Lender. Such payment shall be applied as a payment of principal on the Loans.

                                   ARTICLE IV

                           COLLATERAL FOR OBLIGATIONS

                  Section 4.1. Grant of Security Interest. To secure the prompt performance and payment when due of all of the Obligations, the Borrower hereby assigns, pledges, conveys, and grants to the Lender a security interest in all Collateral, whether now owned or hereafter acquired; provided, however, that such security interest shall not exceed in the aggregate the Security Interest Percentage.

                   Section 4.2. Covenants Regarding Eligible Receivables. The Borrower, and the Servicer (where applicable to each) shall comply with each of the following with respect to each Eligible Receivable:

                  (a) Compliance with the Credit and Collection Policy. The Borrower and the Servicer will comply with the Credit and Collection Policy with regard to the Receivables, except insofar as any failure to comply could not be reasonably expected to impair the collectibility of the Receivables, as a whole, or a substantial portion thereof, or otherwise have a Material Adverse Effect.

                  (b) No Disposition or Pledge of Collateral or Proceeds. The Borrower will not sell, transfer, lease, or grant a security interest in any Collateral without first obtaining the prior written consent of the Lender.

                   Section 4.3.  Servicing.

                  (a) Designation of the Servicer. The servicing, administering, and collection of the Receivables shall be conducted by the Person designated as the Servicer hereunder (the "Servicer") from time to time in accordance with this Section 4.3. TCSI is hereby designated as, and hereby agrees to perform the duties, obligations and covenants of, the Servicer pursuant to the terms of this Agreement and the other Transaction Documents. Notwithstanding the foregoing, upon the occurrence and continuance of any of the following (a "Servicer Termination Event"):

                      (i) the Servicer's failure to deliver to the Lender the
                  Settlement Statement for any Monthly Period on the related Settlement Date that continues unremedied for a period of three Business Days;

                      (ii) the Servicer's failure to make, transfer or deposit,
                  or deliver to the Lender any proceeds or payment required under this Agreement or any other Transaction Document and such failure remains unremedied for more than three (3) Business Days;

                      (iii) the Servicer's failure to perform any provision of
                  this Agreement, which failure (A) would have a Material Adverse Effect and (B) continues unremedied for a period of ten Business Days after the earlier to occur of (x) discovery by a senior officer of the Servicer or
                  (y) the date on which written notice of such failure, requiring the same to be remedied, shall have been received by a senior officer of the Servicer; or the Servicer delegates its duties under this Agreement, except as permitted hereby;

                      (iv) an involuntary proceeding shall be commenced or an
                  involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Servicer, or of a substantial part of the property or assets of the Servicer, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Servicer or for a substantial part of the property or assets of the Servicer or (C) the winding-up or liquidation of the Servicer; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                      (v) the Servicer shall (A) voluntarily commence any
                  proceeding or file any petition seeking relief under Title 11 of the United States Code as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause
                  (iv) above, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Servicer or for a substantial part of the property or assets of the Servicer, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing;

                      (vi) any representation or warranty made by the Servicer
                  in this Agreement or any certificate or Settlement Statement delivered pursuant to this Agreement shall prove to have been false or misleading when made in any respect that has a Material Adverse Effect and, if susceptible of being remedied, continues unremedied for a period of 30 days after the earlier to occur of (A) discovery by a senior officer of the Servicer and (B) the date on which written notice thereof, requiring the same to be remedied, shall have been received by a senior officer of the Servicer; or

                      (vii) if TCSI is the Servicer, any event, transaction or
                  occurrence as a result of which any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than the current holders of the ownership interests in TCSI becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, as a result of any single transaction, of more than twenty-six percent (26%) of the total voting power of all classes of stock or other ownership interests then outstanding of TCSI normally entitled to vote in the election of directors;

         the Lender may notify the Servicer in writing that all future servicing of the Receivables shall be undertaken by a new Servicer designated by the Lender (which new Servicer may, but need not, be the Lender (or its designee)). Upon receipt of such written notice the Servicer shall: terminate its activities as Servicer hereunder and reasonably facilitate the transition of the performance of such activities to the new Servicer, and the new Servicer shall assume each and all of the Servicer's said obligations to service and administer the Receivables, on the terms and subject to the conditions herein set forth and the Servicer shall use its best efforts to assist the new Servicer in assuming such obligations. If the Servicer disputes the occurrence of a Servicer Termination Event, the Servicer may take appropriate action to resolve such dispute; provided that the Servicer must terminate its activities hereunder as Servicer and must allow the new Servicer to perform such activities on the date specified by the Lender, notwithstanding the commencement or continuation of any proceeding to resolve the aforementioned dispute; and provided, further, that once notified by the Lender that all future servicing of the Receivables shall be undertaken by the new Servicer, the Servicer shall not be entitled to resume its servicing obligations with respect to such Receivables without the written consent of the Lender, notwithstanding that the Servicer shall have remedied and cured the Servicer Termination Event giving rise to such assumption of servicing by the new Servicer.

         If TCSI (or any subsequent Person acting as the Servicer) is terminated as the Servicer and servicing is performed by a new Servicer, such new Servicer shall have all the rights and assume all the duties and obligations of the Servicer under this Agreement, including without limitation this Section 4.3.

                  (b) Rights upon the Occurrence of a Servicer Termination Event. Upon the occurrence and during the continuance of a Servicer Termination Event and following the appointment of a new Servicer:

                      (i) the power and authority of TCSI, as initial Servicer
                  (or any subsequent Person acting as the Servicer), to collect the Receivables in the ordinary course of business shall be deemed to be immediately revoked and terminated, and with or without such general notification, the new Servicer may take or bring all steps, actions, suits, or proceedings reasonably deemed by the new Servicer as necessary or desirable to effect enforcement or collection of any Receivables, may make allowance or adjustments related to any Receivables, may remove from TCSI's (or from any subsequent Servicer's) premises all documents, instruments, records, files and other items relating to any Collateral, and may administer, collect and dispose of all Collateral; provided, however, that the new Servicer shall not be liable for any failure to collect or for any failure to exercise diligence in the collection or possession of all or any part of the Collateral or sums due or paid thereon (except for the willful misconduct or gross negligence of the new Servicer), nor shall it be under any obligation whatsoever to anyone by virtue of this Agreement, except to account for the funds that it shall actually receive hereunder; and

                      (ii) the new Servicer shall have the authority to issue a
                  receipt to any person obligated to pay any amount on account of any Receivable, which shall be a full and complete release, discharge, and acquittance to such person to the extent of any amount so paid to the new Servicer; and the new Servicer may, and is hereby authorized and empowered on behalf of the Borrower, TCSI (as initial Servicer) or any subsequent Person acting as the Servicer (as applicable), and is hereby granted an irrevocable power of attorney, which grant is coupled with an interest, to endorse the name of the Borrower, TCSI (as initial Servicer) or any subsequent Person acting as the Servicer (as applicable) upon any check, draft, instrument, receipt, instruction, or other document or item, including all items evidencing payment upon any Receivable or other indebtedness constituting Collateral; and the new Servicer may, and is hereby granted an irrevocable power of attorney, which is coupled with an interest, to endorse or otherwise execute all instruments, instructions or other documents, agreements, or items on behalf of the Borrower, TCSI (as initial Servicer) or any subsequent Person acting as the Servicer, as shall be reasonably deemed by the new Servicer to be necessary or advisable, in the sole discretion of the new Servicer, to collect upon any Collateral or protect its security interest in any Collateral.

                  (c) Duties of the Servicer. The Servicer shall manage, service, administer, and collect the Receivables in accordance with the Credit and Collection Policy. The Servicer shall collect all payments due under the Receivables, account for such payments through appropriate reductions in subsequent Borrowing Base Certificates, comply with the lockbox and collection account procedures established pursuant to Section 4.4, and set up a program for collecting data and records, storing such records, and making reports to the Lender and the Borrower with respect to the Receivables and collections on the Receivables as contemplated in Section 4.4 and Section 7.1. The Servicer shall provide the Paying Agent with instructions for the distribution of Collections pursuant to Article III.

                  (d) Servicing Fee. The Servicer shall be paid the Servicing Fee in the manner and in the order described in Article III.

                   Section 4.4. Lockbox; Collection Account. On or prior to the Closing Date, the Lender, the Borrower and the Servicer will enter into the Lockbox Agreement and the Paying Agent Agreement. Among other provisions, the Paying Agent Agreement will establish, on or prior to the Closing Date, the Collection Account and the Reserve Account.

On or prior to the Closing Date, the Borrower or TCSI will direct all Obligors to make all payments under Receivables directly to the Lockbox Account. All of the Borrower's invoices, account statements, and other written or oral communications directing, instructing, demanding, or requesting payment of Obligors shall conspicuously direct that all payments be made to the Lockbox Account and shall include the Lockbox Account address. The Borrower hereby agrees to establish the Collection Account and the Reserve Account on or before the date hereof. No funds other than Collections shall be deposited or transferred into the Collection Account. Until deposited in the Collection Account, all proceeds or collections of Collateral shall be held in trust by the Borrower or the Servicer for the Lender and the Borrower and shall not be commingled with any funds or property of the Borrower or the Servicer (except during such time as they are in the Lockbox Account). Amounts deposited in the Collection Account shall be invested in Eligible Investments at the direction of the Servicer, and all income received on such investments shall be treated in the same way as Collections. The Servicer shall not be responsible for any losses in the Collection Account. Amounts on deposit in the Collection Account shall be subject to withdrawal and disbursement by the Paying Agent pursuant to the terms of the Paying Agent Agreement. All Collections (and interest thereon) shall constitute proceeds of Collateral in which the Lender has a security interest equal to the Security Interest Percentage and shall not constitute payment of any Obligation until applied in accordance with Article III. Finally collected funds from the Collection Account shall be disbursed by the Paying Agent in accordance with Article III and applied by the Lender in accordance with Section 2.6.

                   Section 4.5. Financing Statement. A photocopy or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interest granted pursuant to
Section 4.1. For this purpose, the following information is set forth:

                  Name and Address of Debtor:

                  TCS Funding IV
                  3401 North Louise Avenue
                  Suite 105
                  Sioux Falls, South Dakota 57107
                  Federal Tax Identification No. 52-2240167

                  Name and Address of Secured Party:

                  Miller & Schroeder Investments Corporation
                  Suite 3000
                  150 South Fifth Street
                  Minneapolis, Minnesota 55402

                   Section 4.6. Further Documents. The Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements, and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect, or enforce the security interest granted pursuant to Section 4.1 or the rights of the Lender under this Agreement (but any failure to request or assure that the Borrower executes, delivers, or endorses any such item shall not affect or impair the validity, sufficiency, or enforceability of this Agreement and the security interest granted pursuant to Section 4.1, regardless of whether any such item was or was not executed, delivered, or endorsed in a similar context or on a prior occasion).

         Section 4.7. Limited Recourse. The Loans shall be without recourse to the Borrower except to the extent of the security interest granted pursuant to
Section 4.1. The Lender acknowledges that it is relying solely on the Security Interest Percentage of the Collateral for repayment of the Loans and not on the creditworthiness of TCSI, except for TCSI's obligations as Servicer under this Agreement and its obligation to repurchase Receivables in the event of certain breaches of representations and warranties under the Receivables Purchase Agreement.

                                    ARTICLE V

                              CONDITIONS OF LENDING

         Section 5.1. Conditions Precedent to the Initial Loans. The obligation of the Lender to make the Initial Loans to the Borrower is subject to the condition precedent that the Lender shall have received the following on or before the Closing Date, each (unless otherwise expressly stated) in form and substance satisfactory to the Lender:

         (a) This Agreement, properly executed on behalf of the Borrower and the Servicer;

         (b) The Receivables Purchase Agreement, properly executed on behalf of the Borrower and TCSI;

         (c) The Lockbox Agreement, the Paying Agent Agreement and the Backup Servicing Agreement, each properly executed on behalf of the applicable parties;

         (d) UCC-1 financing statements to be filed with the Secretaries of State of South Dakota and Delaware naming (i) TCSI as debtor, the Borrower as secured party and the Lender as assignee of the secured party and (ii) the Borrower as debtor and the Lender as secured party;

         (e) Current UCC searches of appropriate filing offices showing that no financing statements have been filed and remain in effect against the Borrower or TCSI with respect to any Collateral, other than those for which the Lender has or received or will receive prior to the Initial Funding Date an appropriate release, termination or satisfaction (including the filing of a UCC-2 partial termination statement from Coast Business Credit, a division of Southern Pacific Bank releasing its interest in the Receivables arising in those credit card accounts that are Accounts as of the Closing Date) or those permitted in accordance with
     Section 8.1;

         (f) Certificates of the Secretary or Assistant Secretary of each of the Borrower and TCSI containing:

               (i) a copy of the resolutions of the board of directors evidencing approval of all Transaction Documents and the other matters contemplated hereby;

               (ii) the names of the officers authorized to sign the Transaction Documents and the other documents or certificates to be delivered pursuant to this Agreement, together with the true signatures of such officers. The Lender may conclusively rely upon such certificates until it receives a further certificate of the Secretary or an Assistant Secretary of the Borrower or TCSI (as the case may be) canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate; and

               (iii) copies of the bylaws certified as being true and correct copies thereof;

         (g) Copies of the certificate of incorporation of the Borrower and TCSI, certified by the Secretary of State of Delaware;

         (h) A certificate of good standing with respect to each of the Borrower and TCSI dated not more than thirty (30) days prior to the Closing Date, and evidence satisfactory to the Lender that each of the Borrower and TCSI is qualified to conduct its business in each state where it presently conducts such business if failure to obtain any such qualification or licensing is reasonably likely to have a Material Adverse Effect;

         (i) A certificate as to the aggregate amount of Eligible Receivables as of May 24, 2000;

         (j) One or more opinions of Faegre & Benson LLP as to corporate matters with respect to the Borrower and TCSI, "true sale," substantive consolidation, and creation of a security interest under this Agreement and the Receivables Purchase Agreement, in each case in form and substance satisfactory to the Lender and addressed to the Lender;

         (k) The opinion of Davenport, Evans, Hurwitz & Smith, L.L.P. regarding perfection and priority of the Borrower's and the Lender's respective security interests in the Receivables in form and substance satisfactory to the Lender and addressed to the Lender;

               (l) Payment of all fees and expenses then due and payable pursuant to a fee letter between the Lender and the Borrower and the other fees and expenses payable pursuant to Section 12.5; and

               (m) A solvency certificate from an officer of the Borrower in the form of Exhibit B.

         Section 5.2. Conditions Precedent to Additional Loans. No Additional Loan shall be made on any Advance Date unless the following conditions have been fulfilled:

               (a) Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct on and as of such Advance Date, with the same force and effect as if made on such date except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties will be true and correct in all material respects as of such earlier date or, in the case of financial statements, shall refer to the financial statements last delivered to the Lender.

               (b) No Default. No Default or Event of Default shall have occurred on the Closing Date and on each Advance Date or will exist after giving effect to the Loan made on such date.

               (c) A certificate as to the aggregate amount of Eligible Receivables as of a cut-off date shortly before the date of such Additional Loan;

               (d) Borrowing Base; Maximum Loan Amount. The Borrowing Base Ratio, after giving effect to such Loan and the new Receivables to be required with the proceeds of such Loan, as reflected in a Borrowing Base Certificate would be not less than one hundred forty-three percent (143%). After giving effect to such Loan, the aggregate amount of Loans issued pursuant to this Agreement shall not exceed the Maximum Loan Amount;

               (e) Payment of all fees and expenses then due and payable pursuant to a fee letter between the Lender and the Borrower and the other fees and expenses payable pursuant to Section 12.5;

               (f) The Lender shall have received a solvency certificate from an officer of the Borrower in the form of Exhibit B; and

               (g) The Lender shall have received then current UCC searches of appropriate filing offices showing that no financing statements have been filed and remain in effect against the Borrower or TCSI with respect to any Collateral, other than those for which the Lender has received an appropriate release, termination or satisfaction or those permitted in accordance with Section 8.1;

               (h) No event shall have occurred which shall have resulted in a Material Adverse Effect; and

               (i) The Rating Event shall have occurred and no Trigger Event shall have occurred.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         The Borrower and TCSI (where applicable) severally represent and warrant to the Lender as follows:

         Section 6.1. Corporate and Company Existence and Power; Name; Chief Executive Office. The Borrower is a corporation duly formed, validly existing, and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to transact business in all jurisdictions in which the nature of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified is not reasonably likely to have a Material Adverse Effect. TCSI is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to transact business in all jurisdictions in which the nature of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified is not reasonably likely to have a Material Adverse Effect. The Borrower and TCSI have all requisite power and authority, corporate or otherwise, to conduct their respective businesses, to own their properties, and to execute, deliver, and perform all of their respective obligations under the Transaction Documents. Since its incorporation, the Borrower has done business solely under its legal name and, has not changed its name, identity or corporate structure, merged with or into or consolidated with any other corporation, or been the subject of any proceeding under the United States Bankruptcy Code. Since its incorporation, the chief executive office and principal place of business of the Borrower has been located at the address set forth on the signature page hereto. All of the Borrower's records and all of TCSI's records relating to their respective businesses are kept at the locations set forth on the signature page hereto.

         Section 6.2. Authorization for Borrowings; No Conflict as to Law or Agreements. The execution, delivery, and performance by the Borrower and TCSI of the Transaction Documents, and the borrowings hereunder, have been duly authorized by all necessary action, company, corporate or otherwise, and do not and will not (i) require any consent or approval which has not been obtained prior to the date hereof, (ii) require any authorization, consent or approval by, or registration, declaration or filing (other than filing of financing statements and recording of mortgages as contemplated hereunder) with, or notice to, any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing, or notice which as has been obtained, accomplished, or given prior to the date hereof,
(iii) violate any provision of any law, rule, or regulation or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or TCSI, or of any of the organizational documents of the Borrower or TCSI, (iv) result in a breach of or constitute a default under any material indenture or loan or credit agreement or any other material agreement, lease, or instrument to which the Borrower or TCSI is a party or by which it or its properties may be bound or affected, or (v) result in, or require, the creation or imposition of, any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or TCSI (other than as required hereunder in favor of the Lender).

         Section 6.3. Legal Agreements. Each of the Transaction Documents constitutes the legal, valid, and binding obligations and agreements of the Borrower (and TCSI, where applicable), enforceable against the Borrower (and TCSI, where applicable), in accordance with its terms, except to the extent that enforcement thereof may be limited by any applicable bankruptcy, insolvency, or similar laws now or hereafter in effect affecting creditors' rights generally and by general principles of equity.

         Section 6.4. Subsidiaries. The Borrower has no equity interest of any kind whatsoever in any Person.

         Section 6.5. Financial Condition; No Adverse Change.

         (a) Borrower. Since the date of the Borrower's formation, there has not occurred any event or circumstance that could have a Material Adverse Effect. The Borrower is Solvent and shall remain Solvent after receiving each of the Loans and after any transfers of Receivables pursuant to the Receivables Purchase Agreement.

         (b) TCSI. TCSI has heretofore furnished to the Lender audited consolidated financial statements for its fiscal year ended May 31, 1999 and unaudited financial statements for its fiscal quarter ended February 29, 2000; TCSI believes such financial statements fairly present the financial condition of TCSI on the dates thereof and the results of operations and cash flows for the periods then ended (subject to audit adjustments) and were prepared in accordance with GAAP. Since the date of the most recent financial statements, there has not occurred any event or circumstance that could have a Material Adverse Effect. On the Closing Date with respect to the Initial Loans and each Advance Date with respect to each Additional Loan, TCSI shall be Solvent and will remain Solvent after any transfers of Receivables pursuant to the Receivables Purchase Agreement.

         Section 6.6. Litigation.

         (a) Borrower. There are no actions, suits, or proceedings pending, or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the properties of the Borrower before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign.

         (b) TCSI. There are no actions, suits, or proceedings pending, or to the knowledge of TCSI, threatened against or affecting TCSI or the properties of TCSI before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which, if determined adversely to TCSI, could reasonably be expected to have a Material Adverse Effect.

         Section 6.7. Taxes. The Borrower and TCSI have paid or caused to be paid to the proper authorities when due all federal, state, and local taxes required to be paid or withheld by it. The Borrower and TCSI, respectively, have filed all federal, state, and local tax returns which to the knowledge of the officers of the Borrower or TCSI, respectively, are required to be filed after any permitted extensions, and the Borrower and TCSI, respectively, have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due, except for any such tax, assessment, charge, or claim whose amount, applicability, or validity is being contested by the Borrower or TCSI (as the case may be) in good faith and by proper proceedings and for which the Borrower or TCSI (as the case may be) shall have set aside adequate reserves in accordance with GAAP.

         Section 6.8. Titles and Liens. The Borrower has good and absolute title to all properties and assets reflected in the latest balance sheet delivered pursuant to Section 7.1 (other than any properties or assets subsequently disposed of in accordance with Section 8.1 or Section 8.3), free and clear of all mortgages, security interests, liens, and encumbrances, except for the security interest granted pursuant to Section 4.1 and, prior to the Initial Funding Date, the security interest of Coast Business Credit, a division of Southern Pacific Bank. The Receivables have been sold to the Borrower under the Receivables Purchase Agreement, which sale does not violate any applicable law, rule or regulation, and are owned by the Borrower free and clear of any Adverse Claim except as required by and in accordance with this Agreement and the Transaction Documents. No Account or Receivable is or will be the subject of a purchase money security interest granted in favor of any third party. At the time of the filing of the UCC financing statement pursuant to Section 2.1 of the Receivables Purchase Agreement, the Borrower has no knowledge of any rights, liens or interests affecting the Receivables or the proceeds thereof other than as contemplated in the Receivables Purchase Agreement and this Agreement.

         Section 6.9. Plans. The Borrower does not maintain and has not in the past maintained any Plan. The Borrower has not received any notice, nor has it received any knowledge to the effect, that it is not in full compliance with any of the requirements of ERISA. The Borrower does not have any liability or know of any fact or circumstances which could result in any liability to the PBGC, the Internal Revenue Service, the Department of Labor, or any participant in connection with any Plan (other than accrued benefits which are or which may become payable to participants or beneficiaries of any such Plan).

         Section 6.10. Default. The Borrower is in compliance with all provisions of all agreements (including, without limiting, the Transaction Documents), instruments, decrees, and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a Material Adverse Effect.

         Section 6.11. Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the Loans contemplated hereby is true and correct in all material respects and, as to projections, valuations, or pro forma financial statements, present a good faith opinion as of the date made as to such projections, valuations, and pro forma condition and results.

         Section 6.12. Nature of Receivables.

         (a) Each Receivable included in the calculation of Eligible Receivables for purposes of the certificate delivered pursuant to Section 5.1 or
     Section 5.2 hereof shall be in fact an Eligible Receivable.

         (b) Each Receivable is, or will be at the date of its creation, an "account," "chattel paper," or a "general intangible" as each such term is defined in Article 9 of the UCC arising out of the Issuing Bank's performance, in accordance with the terms thereof, of the Account Agreement giving rise to such Receivable.

         (c) The Account Schedule and any supplements thereto will contain an accurate list of the Accounts, the Receivables of which are Collateral.

         Section 6.13. Compliance with Applicable Laws. Each of the Borrower and TCSI is in compliance with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities (Federal, state, local, or foreign, and including, without limitation, environmental laws), a breach of which could reasonably be expected to have a Material Adverse Effect.

         Section 6.14. Compliance with Credit and Collection Policy. The Borrower and TCSI are in compliance with the Credit and Collection Policy in all material respects with regard to the Receivables.

         Section 6.15. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act or is exempt from all provisions of such act.

         Section 6.16. Federal Reserve Regulations. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry margin stock (as such term is defined in Regulation U of the Federal Reserve Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violations of, or which is inconsistent with, the provisions of Regulations T, U or X as promulgated by the Federal Reserve Board.

         Section 6.17. Solvency. The Receivables Purchase Agreement and the Credit Agreement were not executed by TCSI and the Borrower, the respective interests of the Borrower and the Lender were not granted, taken, attached, or perfected, and any transfers contemplated by the Receivables Purchase Agreement and the Credit Agreement were not effected or consummated after the commission by TCSI or the Borrower of an act of insolvency or in contemplation thereof or with a view to prevent the application of such party's assets in the manner prescribed by applicable law or with a view to the preference of one creditor over another or with the intent to hinder, delay or defraud such party's creditors.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

         So long as any Obligation shall remain unpaid or outstanding, the Borrower and the Servicer (where applicable) will comply with the following requirements, unless the Lender shall otherwise consent in writing:

         Section 7.1. Reporting Requirements. The Borrower or the Servicer (as the case may be) will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail reasonably acceptable to the
Lender:

         (a) within one hundred twenty (120) days after the end of each fiscal year of the Borrower or the Servicer (as applicable), annual financial statements of the Borrower and the Servicer audited by independent certified public accountants selected by the Borrower or the Servicer (as applicable) and reasonably acceptable to the Lender and accompanied by an opinion of such accountants (which shall not be qualified in any material respect), including balance sheets as at the end of such fiscal year and the related statements of income and, only with respect to the Servicer, cash flows for the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP, together with a certificate of the chief financial officer of the Borrower or the Servicer (as applicable), in substantially the form of Exhibit D, stating (i) that such financial statements have been prepared in accordance with GAAP and (ii) whether such officer has knowledge of the occurrence of any Default, Event of Default, or Servicer Termination Event and, if so, stating in reasonable detail the facts with respect thereto;

         (b) within forty-five (45) days after the end of each fiscal quarter of the Borrower or the Servicer (as applicable), unaudited quarterly financial statements of the Borrower and the Servicer, including balance sheets and the related statements of income and, only with respect to the Servicer, cash flow as at the end of and for such quarter and for the year-to-date period then ended, in reasonable detail and the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP (but without footnotes and subject to year-end audit adjustments); and accompanied by a certificate of the chief financial officer of the Borrower or the Servicer (as applicable), substantially in the form of Exhibit E, stating (i) that such financial statements have been prepared in accordance with GAAP, without footnotes and subject to year-end audit adjustments and
     (ii) whether or not such officer has knowledge of the occurrence of any Default, Event of Default, or Servicer Termination Event not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

         (c) within thirty (30) days after the end of each calendar quarter, a report with respect to the Borrowing Base Ratio and the delinquency rates of the Receivables prepared by independent certified public accountants selected by the Borrower and reasonably acceptable to the Lender, to the effect that such accountants have compared the Borrowing Base Ratio and the delinquency rates reported in the Settlement Statements delivered to the Lender during such quarter with the computer reports (which may include personal computer generated reports that summarize data from the computer reports generated by the Borrower or the Servicer that are used to prepare the Settlement Statements) which were the source of such amounts and percentages and that on the basis of such comparison, such amounts and percentages are in agreement except as shall be set forth in such report;

         (d) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower of the type described in Section 6.6 or which
     (i) seek any monetary recovery against the Borrower or (ii) if determined adversely to the Borrower, could reasonably be expected to have a Material Adverse Effect;

         (e) as promptly as practicable (but in any event not later than five
     (5) business days) after an officer of the Borrower or the Servicer obtains knowledge of the occurrence of a Default or Event of Default, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower or the Servicer (as the case may be) setting forth the steps being taken by the Borrower or the Servicer (as the case may be) to cure the effect of such Default or Event of Default;

         (f) promptly upon obtaining knowledge thereof, notice of the violation by the Borrower or the Servicer of any law, rule, or regulation, the non-compliance with which could reasonably be expected to have a Material Adverse Effect; and

         (g) on each Settlement Date, the Servicer shall provide to the Lender a report (the "Settlement Statement"), in form and substance satisfactory to the Lender, that summarizes, in a manner reasonably satisfactory to the Lender, the following: (i) the outstanding balance of the Receivables as of the end of the preceding Monthly Period; (ii) the amount of Collections received with respect to the Receivables during the preceding Monthly Period; (iii) the total amounts distributed from the Collections received during the preceding Monthly Period with respect to payments of principal or interest on the Loans, payment of the monthly Servicing Fee and Backup Servicing Fee, deposits to the Reserve Account, distributions to the Borrower to purchase new Receivables, and other distributions to the Borrower; (iv) the aggregate amount of

     Receivables charged off as uncollectible during the preceding Monthly Period; and (v) the aggregate outstanding balance of Receivables that are current, and 30-59, 60-89 and 90 days and more contractually delinquent as of the end of the preceding Monthly Period.

         (h) on each Settlement Date the Servicer shall provide to the Lender a properly completed and executed Borrowing Base Certificate calculated as of the end of the immediately preceding Monthly Period.

         (i) ERISA. The Borrower shall promptly give the Lender written notice upon becoming aware that TCSI or any of its subsidiaries is not in compliance in all material respects with ERISA or that any ERISA lien exists on any of the Receivables.

         Section 7.2. Books and Records; Inspection and Examination. Each of the Borrower and the Servicer will maintain a system of accounting established and administered in accordance with GAAP, consistently applied, and will maintain and implement administrative and operating procedures and keep and maintain all documents, books, records, and other information, reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Borrower and the Servicer each give the Lender notice of any material change in the administrative and operating procedures referred to in the previous sentence. Upon request of and reasonable notice by the Lender, the Borrower will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from, or copy any and all of its corporate and financial books and records at all reasonable times during ordinary business hours, and to discuss its affairs with any of its directors, officers, employees, or agents; provided that the Lender will use reasonable efforts to minimize disruptions to the operations of the Borrower and the Servicer. The Borrower and the Servicer (respectively) will permit the Lender or its employees, accountants, attorneys, or agents, to examine and inspect any Collateral and any and all information relating thereto at any time during ordinary business hours; provided, that the Lender will provide the Borrower or the Servicer (as the case may be) with reasonable notice of any examination or inspection and will use reasonable efforts to conduct (or have conducted) any such examination or inspection so as to minimize disruptions to the operations of the Borrower or the Servicer (as the case may be).

         Section 7.3. Compliance with Laws. Each of the Borrower and the Servicer, respectively, will (a) comply with the requirements of applicable laws and regulations, the noncompliance with which could reasonably be expected to have a Material Adverse Effect and (b) use and keep its assets, and will require that others use and keep its assets, only for lawful purposes, without violation of any federal, state, or local law, statute, or ordinance, the noncompliance with which could reasonably be expected to have a Material Adverse Effect.

         Section 7.4. Payment of Taxes and Other Claims. Each of the Borrower and the Servicer, respectively, will pay or discharge, when due, (a) all taxes, assessments, and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it prior to the date on which penalties attach thereto, (b) all federal, state, and local taxes required to be paid or withheld by it, and (c) all lawful claims for labor, materials, and supplies which, if unpaid, might by law become a lien or charge upon any of the Receivables; provided, however, that neither the Borrower nor the Servicer shall be required to pay any such tax, assessment, charge, or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which such Person has set aside adequate reserves in accordance with GAAP.

         Section 7.5. Preservation of Existence. Each of the Borrower and the Servicer will preserve and maintain its existence and all of its rights, privileges, and franchises necessary or desirable in the normal conduct of its business.

         Section 7.6. Reserved.

         Section 7.7. Borrowing Base Ratio. The Borrowing Base Ratio, as measured on the last business day of each calendar month, shall be equal to or greater than one hundred forty-three percent (143%).

         Section 7.8. Rating Event. The Borrower will use good faith reasonable efforts to achieve the Rating Event.

         Section 7.9. Covenants Regarding the Receivables. Neither the Servicer nor the Borrower will take any action to cause any Receivable to be evidenced by any instrument (as defined in the UCC), except in connection with the enforcement or collection of a Receivable. Except in such circumstances, neither the Servicer nor the Borrower will take any action to cause any Receivable to be anything other than an "account," a "general intangible," or "chattel paper" (as defined in the UCC).

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         So long as any Obligation shall remain unpaid or outstanding, the Borrower and the Servicer (where applicable) will comply with the following requirements, unless the Lender shall otherwise consent in writing:

         Section 8.1. Sales, Liens, Etc. Except as otherwise provided herein or in the Transaction Documents, neither the Borrower nor the Servicer shall sell, assign (by operation of law or otherwise), or otherwise dispose of or create or suffer to exist any Adverse Claim on any of the Collateral.

         Section 8.2. Mergers, Acquisitions, Sales, Investments, Etc. The Borrower shall not:

         (a) (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person;

         (b) sell, transfer, convey, or pledge all or any substantial part of its assets other than pursuant to this Agreement; or

         (c) make, incur, or suffer to exist any investment in, equity contribution to, loan or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person.

         Section 8.3. No Extension or Amendment of Receivables. Except as otherwise permitted by the Credit and Collection Policy, neither the Borrower nor the Servicer shall, or permit an Issuing Bank to, extend, amend or otherwise modify the terms of any Receivables if such extension, amendment or modification is reasonably likely to have a Material Adverse Effect.

         Section 8.4. Changes to Credit and Collection Policy. Each of the Servicer and the Borrower shall comply with the Credit and Collection Policy in regard to the Receivables, except insofar as any failure to so comply could not be reasonably expected to impair the collectibility of the Receivables, on the whole, or a substantial amount thereof, or otherwise have a Material Adverse Effect and the Servicer shall service the Receivables in all respects in a manner consistent with and similar to the revolving credit consumer credit card accounts and receivables owned by the Servicer. Neither the Borrower nor the Servicer shall make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, be reasonably expected to impair the collectibility of the Receivables, as a whole, or a substantial amount thereof, to materially and adversely effect the Lender, or to otherwise have a Material Adverse Effect.

         Section 8.5. Servicer's Covenants. In consideration of the Lender's making the Loans to the Borrower, TCSI agrees as follows

         (a) TCSI will continue to fund new Receivables arising in the Accounts during the Amortization Period and during the Revolving Period if it does not receive the full purchase price from the Borrower and it will not terminate, or fail to perform its payment obligations under, its agreements with the Issuing Banks with respect to the Accounts.

         (b) TCSI will use good faith reasonable efforts to assist the Borrower to achieve the Rating Event.

         (c) Without the Lender's consent, TCSI will not amend, modify or terminate the Seventh Amendment to Loan and Security Agreement of even date herewith between Coast Business Credit and TCSI (collectively the "Coast Amendment"); provided, however, that TCSI shall not be prohibited from amending, modifying or terminating, without the Lender's consent, the Loan and Security Agreement dated as of April 30, 1998 between TCSI and Coast Business Credit, as amended as of the date hereof, so long as such amendment or modification does not affect the release requirements of the Coast Amendment.

         (d) TCSI shall not make any change in its capital structure that would
     (i) have a Material Adverse Effect or (ii) decrease its Tangible Net Worth to less than $20,000,000.

         (e) Except as expressly provided herein, TCSI shall not pay or declare any dividends or distributions on the ownership interests in TCSI (except for dividends or distributions payable solely in stock form of ownership interests in TCSI) or make any payments on any TCSI Subordinated Debt.

               (i) TCSI may make payments of interest on TCSI Subordinated Debt if TCSI meets a quarterly debt service calculation of not less than 1.30:1;. For purposes of this calculation, "quarterly debt service" means, consistent with GAAP, the following: (i) EBITDA minus cash capital expenditures minus cash payment of federal and state taxes divided by (ii) all payments of principal plus interest plus capital lease payments.

               (ii) TCSI may make payments of principal on TCSI Subordinated Debt from current earnings (i.e. the earnings for the immediately preceding fiscal quarter); provided, however, no such principal payments shall be made unless (A) the aggregate of all principal payments on TCSI Subordinated Debt does not exceed the quarter's net income, (B) TCSI's cumulative net income from the preceding four consecutive quarters was at least $1, and (C) TCSI's Tangible Net Worth will exceed $20,000,000 million after giving effect to all payments of principal.

               (iii) TCSI may pay dividends or distributions on the ownership interests in TCSI from current earnings (i.e. the earnings for the immediately preceding fiscal quarter); provided, however, no such dividends or distributions shall be paid unless (A) the aggregate of all principal payments on TCSI Subordinated Debt plus all dividends or distributions does not exceed the quarter's net income, (B) TCSI's cumulative net income from the preceding four consecutive quarters was at least $1, and (C) TCSI's Tangible Net Worth will exceed $20,000,000 million after giving effect to all payments of principal and dividends.

               (iv) Payments on TCSI Subordinated Debt and dividends or distributions on the ownership interests in TCSI may not be paid until after TCSI has submitted its financial statements required under
         Section 7.1 and an officer's certificate to the effect that there are no Servicing Defaults or Defaults or Events of Default under this Agreement.

                                   ARTICLE IX

                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

         Section 9.1. Events of Default. "Event of Default", wherever used herein, means any one of the following events:

         (a) default in the payment of any principal or interest on any of the Notes or any fees, costs, or expenses or deposit required to be paid or made by the Borrower or the Servicer (so long as TCSI is the Servicer) under this Agreement or any other Transaction Document and such default continues for a period of five (5) Business Days;

         (b) any of the Notes shall not have been paid in full on or before the Expected Final Payment Date.

         (c) the Borrower shall fail for any reason to have a valid, first priority ownership interest or security interest in the Receivables, or the Lender shall fail for any reason to have a valid, first priority security interest in the Receivables;

         (d) default in the performance, or breach, of any covenant or agreement of the Borrower or the Servicer in this Agreement (other than the covenant in Section 7.7 or Section 7.9) or in any other Transaction Document, which default has a Material Adverse Effect, and such default continues unremedied for a period of ten (10) Business Days after the Borrower or the Servicer (as the case may be) has or should reasonably have had notice thereof;

         (e) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or TCSI, or of a substantial part of the property or assets of the Borrower or TCSI, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or TCSI or (iii) the winding-up or liquidation of the Borrower or TCSI; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

         (f) the Borrower or TCSI shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in subsection (d) above,
     (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or TCSI or for a substantial part of the property or assets of the Borrower or TCSI, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

         (g) any representation or warranty made by the Borrower or the Servicer in any Transaction Document shall prove to have been false or misleading in any respect when made that has a Material Adverse Effect and, if susceptible of being remedied, has not been remedied within ten (10) Business Days after the Borrower or the Servicer (as the case may be) has or should reasonably have had notice thereof;

         (h) the Borrower shall become an "investment company" within the meaning of the Investment Company Act;

         (i) the Borrower amends its certificate of incorporation or bylaws without the consent of the Lender; or

         (j) a Servicer Termination Event shall have occurred and the Lender shall have given notice of termination of TCSI as Servicer pursuant to
     Section 4.3.

         Section 9.2. Rights and Remedies.

         (a) Upon the occurrence of an Event of Default, the Lender may, by written notice to the Borrower, declare the Loans to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any other unpaid obligations of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower.

         (b) In addition to the rights and remedies set forth above, upon the occurrence of an Event of Default, the Lender may:

               (i) exercise and enforce the rights and remedies available upon default to a secured party under the UCC including, without limitation, the right to take possession of the Security Interest Percentage of the Collateral, and each and every evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease, or otherwise dispose of the Security Interest Percentage of the Collateral; any notice of intended disposition of any Collateral required by law shall be deemed commercially reasonable if such notice is mailed or delivered to the Borrower in accordance with this Agreement at least ten (10) days before the date of any such disposition; and

               (ii) exercise any other rights and remedies available to the Lender by law or agreement.

                                    ARTICLE X

                                 PARTICIPATIONS

         Section 10.1. Participation. The Lender may grant participations in all or a portion of any Note to any Person. The Lender shall not be relieved of any of its respective obligations hereunder as a result of any such granting of a participation. The Borrower hereby acknowledges and agrees that any participant described in this Section 10.1 may rely upon, and possess all rights under, any opinions, certificates, or other instruments or documents delivered under or in connection with any Transaction Document.

                                   ARTICLE XI

                          BANKRUPTCY REMOTE PROTECTIONS

         The Borrower hereby represents and warrants as set forth in this
Article XI, and agrees that so long as any Obligation shall remain unpaid or outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

         Section 11.1. Composition of the Borrower's Board. At least one member of the Borrower's board of directors will be an individual who satisfies the independent director eligibility requirements set forth in the Borrower's certificate of incorporation. No such individual will be a direct, indirect or beneficial stockholder, officer, director, employee, Affiliate, associate, customer, or supplier of TCSI; provided, however, that such individual may be a director of a subsidiary of TCSI that is a limited purpose corporation similar to the Borrower. No such director shall at any time serve as a trustee in bankruptcy for TCSI.

         Section 11.2. Compensation of Employees, Agents, and Consultants; Limitation on Agency. Any employee, consultant, director, or agent of the Borrower will be compensated from the Borrower's own bank accounts for services provided to the Borrower. The Borrower will engage no agents other than: (i) the Servicer to service the Receivables and (ii) TCSI to provide employees and organizational services; the Servicer and TCSI will be fully compensated for their services to the Borrower by payment of negotiated fees.

         Section 11.3. Servicing; Fees. The Borrower is contracting with the Servicer in this Agreement to perform all operations required on a daily basis to service the Receivables. The Borrower will pay the Servicer a monthly fee as specified in this Agreement. The Borrower does not expect to incur any material indirect or overhead expenses for items shared between the Borrower and TCSI which are not reflected in documented service or administration fees. To the extent, if any, the Borrower and TCSI share items of expenses not reflected in its respective service or management fees (including, without limiting, legal, auditing, and other professional services), such expenses will be allocated to the extent practical on the basis of actual use of the services rendered, and otherwise on a basis reasonably related to actual use or value of services rendered.

         Section 11.4. Expenses. With the exception of start-up expenses, the Borrower's operating expenses will not be paid by TCSI.

         Section 11.5. Mailing Address. The Borrower will have its own separate mailing address, as stated below in Section 12.4, and its own stationery.

         Section 11.6. Books and Records. The Borrower's books and records will be maintained separately from those of TCSI.

         Section 11.7. Financial Statements. Any financial statements of TCSI which are consolidated to include the Borrower shall contain detailed notes clearly stating that the Borrower is a separate legal entity with its own separate creditors which will be entitled to be satisfied out of the Borrower's assets prior to any value in the Borrower becoming available to the Borrower's stockholders.

         Section 11.8. Holding of Funds and Assets. The assets of the Borrower will be maintained in a manner that facilitates their identification and segregation from those of TCSI. Funds or other assets of the Borrower will not be commingled with those of TCSI (except during such times as funds of the Borrower are on deposit in the Lockbox Account). The Borrower shall not maintain joint bank accounts or other depository accounts to which TCSI (other than in its capacity as the Servicer in the exercise of its servicing responsibilities) has independent access. No funds of the Borrower will at any time be pooled with any funds of TCSI other than while such funds are in the Collection Account.

         Section 11.9. Insurance. The Borrower shall not, directly or indirectly, be named, or shall enter into any agreement to be named, as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of TCSI.

         Section 11.10. Separate Legal Entities. The Borrower acknowledges that all the parties entering into this Agreement, the Transaction Documents, and any other related documents do so in reliance on the Borrower's identity as a legal entity separate from TCSI.

         Section 11.11. Arm's Length Relationships. The Borrower will maintain arm's length relationships with TCSI and its Affiliates. Neither the Borrower nor TCSI or its Affiliates will be or will hold itself out to be responsible for the debts of the other or the decisions or actions relating to the daily business and affairs of the other.

                                   ARTICLE XII

                                  MISCELLANEOUS

         Section 12.1. Assistance. In order to facilitate the granting of participations in all or a portion of any of the Notes to any Person, each of the Borrower and TCSI agrees to cooperate fully with the Lender in connection therewith, and to provide all reasonable assistance requested by the Lender relating thereto, including:

         (a) the furnishing of such written materials and financial information regarding the Borrower and TCSI as the Lender may reasonably request;

         (b) the execution of such documents as the Lender may reasonably request with respect thereto; and

         (c) the participation by officers of the Borrower and TCSI, in one or more meetings or teleconference calls with potential participants, upon the request of the Lender (given at any time or from time to time).

         Section 12.2. No Waiver; Cumulative Remedies. No failure or delay on the part of the Lender in exercising any right, power, or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         Section 12.3. Amendments, Requested Waivers, Etc. No amendment, modification, termination, or waiver of any provision of this Agreement or the Notes or consent to any departure by the Borrower or the Servicer therefrom shall be effective unless the same shall be in writing and signed by the Lender. Any waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         Section 12.4. Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands, and other communications provided for under this Agreement shall be in writing (including facsimile communication) and mailed, telecopied, or delivered to the applicable parties at their respective addresses or numbers set forth on the execution pages hereto, or, as to each party, at such other address or number as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 12.4. All such notices, requests, demands, and other communications, (a) when delivered, shall be effective upon actual delivery, (b) when sent by facsimile, shall be effective when confirmed by telephone or electronic means, and (c) when mailed, shall be effective when sent by nationally recognized overnight mail courier or delivery service, addressed as aforesaid.

         Section 12.5. Costs and Expenses. The Borrower will reimburse the Lender for (a) any and all out-of-pocket costs and expenses, including without limitation reasonable attorneys' fees and other charges, lien and UCC searches, title and recording expenses, and other similar expenses, paid or incurred by the Lender in connection with the preparation, filing, or recording of the Transaction Documents and any other document or agreement related hereto or thereto, and the transactions contemplated hereby and the negotiation of any amendments, modifications, or extensions to or of any of the foregoing documents, instruments, or agreements and the preparation of any and all documents necessary or desirable to effect such amendments, modifications, or extensions, (b) all fees of the lockbox bank under the Lockbox Agreement, and
(c) any and all other out-of-pocket costs and expenses (which shall be reasonably documented) incurred by the Lender in connection with any of the transactions contemplated hereby. The Borrower will also reimburse the Lender for any and all costs and expenses incurred by the Lender in connection with the enforcement of any of the rights or remedies of the Lender under any of the Transaction Documents or under applicable law, whether or not suit is filed with respect thereto.

         Section 12.6. Indemnity. In addition to the payment of expenses pursuant to Section 12.5, the Borrower agrees to indemnify, defend, and hold harmless the Lender, and all present and future officers, directors, employees, and agents of the Lender (the "Indemnitees") from and against any and all actions, causes of action, liabilities, losses, damages, penalties, judgments, suits, claims, costs, and expenses of any kind or nature whatsoever incurred in connection therewith (whether or not such Indemnitee shall be designated a party to the action for which indemnification hereunder is sought) including, without limitation, the reasonable fees and disbursements of counsel (collectively, the "Indemnified Liabilities"), which may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to, arising out of, or in connection with (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Loans or (ii) the use of proceeds of the Loans; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such actions, causes of action, liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses resulted from the willful misconduct or negligence of such Indemnitee or for credit losses. If any investigative, judicial, or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon request of such Indemnitee, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit, or proceeding to the extent and in the manner directed by the Indemnitee, at the Indemnitors' sole cost and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit, or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities contemplated hereby which is permissible under applicable law. The obligations of the Borrower under this Section 12.6 shall survive termination of this Agreement and the discharge of the Obligations.

         Section 12.7. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         Section 12.8. Governing Law; Jurisdiction; Waiver of Jury Trial.

         (a) Governing Law. The Agreement and the Notes shall be governed by, and construed in accordance with, the internal laws (without regard to the conflict of laws provisions) of the State of Minnesota, except to the extent the law of any other jurisdiction applies as to the perfection or enforcement of the security interest granted pursuant to Section 4.1 or as to any other aspect of the Lender's interest in the Collateral.

         (b) Jurisdiction. The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in Minneapolis, Minnesota, in any action or proceeding arising out of or relating to this Agreement or the Notes, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Minnesota state or federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 12.8(b) shall affect the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

         (c) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

         Section 12.9. Integration. This Agreement, together with the Notes and the fee letter described in Section 5.1, comprise the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings.

         Section 12.10. Agreement Effectiveness. This Agreement shall become effective upon delivery of fully executed counterparts hereof to the Lender and the Lender's subsequent declaration that this Agreement has become effective.

         Section 12.11. Advice from Counsel. The parties hereto understand that this Agreement is a legally binding agreement that may affect such party's rights. Each party hereto represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

         Section 12.12. Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any person by reason of the rule of construction that a document is to be construed more strictly against the person who itself through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Agreement.

         Section 12.13. Binding Effect; No Assignment by Borrower. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, the Servicer, and their respective successors and assigns; except that the Borrower may not assign any or all of its rights or obligations hereunder or any of its interest herein without the prior written consent of the Lender.

         Section 12.14. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         Section 12.15. Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 12.16. True Sale; Nonconsolidation. The Lender hereby covenants and agrees that it will not (i) make any argument or seek any determination that the transfer of Receivables from TCSI to the Borrower pursuant to the Receivables Purchase Agreement is anything other than a true sale, or (ii) bring or support any action to substantively consolidate TCSI and the Borrower in the event of a bankruptcy of TCSI.

                            (SIGNATURE PAGES FOLLOW)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                          MILLER & SCHROEDER
                                          INVESTMENTS CORPORATION, as
                                          Lender


                                          By
                                            ---------------------------
                                           Its
                                              -------------------------


                                          Suite 3000
                                          150 South Fifth Street
                                          Minneapolis, Minnesota 55402



                                          TCS Funding IV, Inc., as the Borrower

                                          By
                                            ---------------------------
                                           Its
                                              -------------------------

                                          3401 North Louise Avenue, Suite 105
                                          Sioux Falls, South Dakota 57107


                                          THE CREDIT STORE, INC., as the
                                          Servicer

                                          By
                                            ---------------------------
                                           Its
                                              -------------------------

                                          3401 North Louise Avenue
                                          Sioux Falls, South Dakota 57107



          (Signature Page 1 of 1 to the Credit and Security Agreement)